Exhibit 10.56

AMENDMENT TO SUPPORT AND CONVERSION AGREEMENT

This Amendment (this “Amendment”), dated as of April 8, 2020 and effective as of March 31, 2020, is made to that certain Support and Conversion Agreement (the “Support and Conversion Agreement”), dated as of March 11, 2020, among Delcath Systems, Inc. (the “Company”), Rosalind Master Fund L.P. and Rosalind Opportunities Fund I L.P. (collectively, “Rosalind”) and the executives of the Company listed on the signature pages thereto (each, an “Executive” and, collectively, the “Executives”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Support and Conversion Agreement.

WHEREAS, the Company and Rosalind are simultaneously herewith entering into a Board Appointment Agreement, dated the date hereof (the “Board Appointment Agreement”), pursuant to which the Company has agreed to provide Rosalind with certain rights provided therein; and

WHEREAS, the Company’s willingness to execute and deliver the Board Appointment Agreement is conditioned on the execution and agreement of the Amendment by Rosalind and the Executives; and

WHEREAS, the Company, Rosalind and the Executives desire to amend the Support and Conversion Agreement as set out herein.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.        Paragraph 10 of the Original Support Agreement is hereby deleted in its entirety and replaced with the following:

“This Agreement shall expire on the earlier of (i) the date on which all of the Notes have been converted or paid in full, or (ii) June 30, 2021; provided, however, that this Agreement shall terminate and be of no further force and effect (x) with respect to an Executive, upon the effective date of the termination of the Executive’s employment by the Company and (y) if the Nasdaq Approval is not obtained or the Offering is not consummated on or prior to the Closing Deadline (as such term is defined in the Board Appointment Agreement) other than as a result of a failure by Rosalind to satisfy the Participation Condition (as such term is defined in the Board Appointment Agreement). Notwithstanding the expiration or termination of this Agreement, Rosalind’s Participation Rights described in paragraph 5 shall survive any such expiration and or termination and shall continue in full force and effect in accordance with their terms.”

2.        This Amendment is effective as of March 31, 2020.

3.        The Company shall use its commercially reasonable efforts to consummate the Offering on or before the Closing Deadline. Pursuant to Section 5 of the Support and Conversion Agreement, Rosalind hereby provides notice of its intent to participate in the purchase of the securities being offered in such Offering on the same terms as the securities being offered in such Offering, provided that the Nasdaq Approval is received and the Offering closes on or prior to the Closing Deadline.

4.        Except as expressly set forth above, all of the terms and conditions of the Support and Conversion Agreement shall continue in full force and effect after the execution of this Amendment and shall not be in any way changed, modified or superseded by the terms set forth herein.

5.        This Amendment shall (a) be governed by and construed and enforced in accordance with the internal law of the State of New York; (b) may not be amended except by a writing duly executed by the parties; (c) shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; and (d) may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[Signature page immediately follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by the undersigned, thereunto duly authorized, as of the date first written above.

DELCATH SYSTEMS, INC.

By:	/s/ Barbra C. Keck
Name:	Barbra C. Keck
Title:	Chief Financial Officer

ROSALIND MASTER FUND L.P.

By:	Rosalind Advisors, Inc., Advisor

By:	/s/ Steven Salamon
Name:	Steven Salamon
Title:	President, Rosalind Advisors, Inc.

ROSALIND OPPORTUNITIES FUND I L.P.

By:	Rosalind Advisors, Inc., Advisor

By:	/s/ Steven Salamon
Name:	Steven Salamon
Title:	President, Rosalind Advisors, Inc.

Jennifer K. Simpson

/s/ Jennifer K. Simpson

John Purpura

/s/ John Purpura

Barbra C. Keck

/s/ Barbra C. Keck

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